Exhibit 21.1

Colony Financial, Inc.

List of Subsidiaries

Name	State or Jurisdiction of Entity
CFI CorAmerica Funding, LLC	Delaware
CFI DB Holding, LLC	Delaware
CFI FRB Funding, LLC	Delaware
CFI MBS Holding, LLC	Delaware
CFI MBS Investor, LLC	Delaware
CFI Mezz Funding, LLC	Delaware
CFI Milestone North Holdco, LLC	Delaware
CFI RE Holdco, LLC	Delaware
ColCrystal S.à r.l.	Luxembourg
ColFin 2100 Funding, LLC	Delaware
ColFin 666 Funding, LLC	Delaware
ColFin ALS Funding, LLC	Delaware
ColFin Axle Funding, LLC	Delaware
ColFin DB Funding, LLC	Delaware
ColFin DB Guarantor, LLC	Delaware
ColFin ESH Funding, LLC	Delaware
ColFin FRB Investor, LLC	Delaware
ColFin J-11 Funding, LLC	Delaware
ColFin JIH Funding, LLC	Delaware
ColFin Milestone North Funding, LLC	Delaware
ColFin Milestone West Funding, LLC	Delaware
ColFin NW Funding, LLC	Delaware
ColFin WLH Funding, LLC	Delaware
ColFin WLH Land Acquisitions, LLC	Delaware
ColFord (Lux) S.à r.l.	Luxembourg
ColLaguna (Lux) S.à r.l.	Luxembourg
ColLux CA S.à r.l.	Luxembourg
Colony AMC 2011 ADC, LLC	Delaware
Colony AMC DB, LLC	Delaware
Colony AMC Milestone North, LLC	Delaware
Colony AMC Milestone West, LLC	Delaware
Colony CDCF-VIII-CFI Investor, LLC	Delaware
Colony Financial AMC, LLC	Delaware
Colony Financial Holdco, LLC	Delaware
Colony Financial TRS, LLC	Delaware
Colony Funds Sants S.à r.l.	Luxembourg
C-VIII CDCF CFI MBS Investor, LLC	Delaware
Matrix Advisors BC, LLC	Delaware
Matrix CDCF-CFI Advisors VI, LLC	Delaware